Exhibit 99.1
TIME WARNER CABLE REPORTS
2009 FIRST-QUARTER RESULTS
NEW YORK, NY, April 29, 2009 — Time Warner Cable Inc. (NYSE: TWC) today reported financial results for its first quarter ended March 31, 2009.
Time Warner Cable Chief Executive Officer Glenn Britt said: “Time Warner Cable performed well in the first quarter, growing revenues, adjusted OIBDA and free cash flow from last year. We added very healthy numbers of new subscribers to our video, high-speed data and phone services, and our commercial services business continued to grow rapidly.”
Britt added: “We’re excited to be an independent company. Cable is a very good business, and our operations are strong and growing despite a challenging economy. We continue to generate very healthy free cash flow which will enable us to reduce debt over the next year.”
FIRST-QUARTER RESULTS
Revenues for the first quarter of 2009 increased 5% ($204 million) over the prior year quarter to $4.4 billion. Subscription revenues grew 6% ($256 million) to $4.2 billion. Video revenues rose 2% ($64 million) to $2.7 billion, driven by video price increases and continued growth in digital video subscriptions partially offset by a year-over-year decrease in basic video subscribers and premium channel and transactional video-on-demand revenues. High-speed data revenues increased 11% ($107 million) to $1.1 billion, as a result of continued residential high-speed data subscriber growth and increased average revenue per commercial subscriber. Voice revenues were up 23% ($85 million) to $451 million, reflecting growth in Digital Phone subscribers partially offset by a decrease in average revenue per subscriber. Advertising revenues declined 26% ($52 million) to $145 million due to declines in most advertising categories.
Adjusted Operating Income before Depreciation and Amortization (“Adjusted OIBDA”) rose 7% ($103 million) over the first quarter of 2008 to $1.5 billion. Adjusted OIBDA excludes restructuring costs of $43 million compared to $2 million in the prior year quarter. Adjusted OIBDA benefited from revenue growth, partially offset by higher video programming, employee and voice costs. Video programming expenses grew 8% ($74 million) to $1.0 billion, due to contractual rate increases and the expansion of service offerings, offset in part by lower costs resulting from a decline in basic video subscribers and declines in subscriptions to premium channels and transactional video-on-demand purchases. Employee costs were up 4% ($35 million), resulting primarily from headcount and salary increases. Voice costs climbed 19% ($24 million) primarily reflecting growth in Digital Phone subscribers. Marketing expenses declined 11% ($18 million) to $140 million.
Operating Income was up 13% ($80 million) over the first quarter of 2008 to $716 million, due to higher Adjusted OIBDA and lower depreciation and amortization expense ($18 million), offset in part by increased restructuring costs ($41 million).

Net Income Attributable to TWC
For the first quarter of 2009, net income attributable to TWC was $164 million, or $0.48 per basic and diluted common share, compared to net income attributable to TWC of $242 million, or $0.74 per basic and diluted common share, for the first quarter of 2008.
Certain pretax items in the first quarter of 2009 affected comparability to the prior year quarter, including $43 million of restructuring costs, $40 million of costs associated with the Company’s separation from Time Warner Inc., an $11 million benefit from an adjustment to reduce excess amortization recorded in prior years and a $10 million noncash impairment of the Company’s investment in The Reserve Fund’s Primary Fund. The $40 million of separation-related costs consisted of $27 million of direct transaction costs (e.g., legal and professional fees) and $13 million of debt issuance costs. Additionally, the income tax provision for the first quarter of 2009 included $38 million of expense related to certain state tax law changes in California. On an after-tax basis, these items reduced first-quarter 2009 net income attributable to TWC by $92 million, or $0.27 per basic and diluted common share. In the first quarter of 2008, the Company recorded a $9 million gain from the sale of a cost-method investment, $2 million of restructuring costs, and $2 million of direct transaction costs associated with the Company’s separation from Time Warner Inc. On an after-tax basis, these items increased first-quarter 2008 net income attributable to TWC by $1 million and had no impact per basic and diluted common share. Excluding the impact of these items, net income attributable to TWC increased for the first quarter of 2009 compared to the first quarter of 2008, due primarily to an increase in Operating Income, offset partly by higher interest expense related to the debt incurred to fund the Company’s $10.9 billion special cash dividend paid in March 2009.
Cash Provided by Operating Activities for the first three months of 2009 was $1.1 billion, a decrease of $45 million over the first three months of 2008. This decrease was primarily driven by higher interest payments offset partly by higher Adjusted OIBDA and a net tax reimbursement from Time Warner Inc. in accordance with the companies’ tax sharing arrangement.
Capital Expenditures for the first three months of 2009 totaled $769 million, a decrease of $77 million compared to the first three months of 2008, largely reflecting lower residential capital spending, particularly lower residential customer premise equipment purchases.
Adjusted OIBDA less Capital Expenditures for the first three months of 2009 was $738 million, an increase of $180 million, or 32%, over the first three months of 2008, due to both higher Adjusted OIBDA and lower capital expenditures.
Free Cash Flow for the first three months of 2009 increased 11% to $367 million from $331 million in the first three months of 2008, due mainly to lower capital expenditures, offset partly by a decrease in cash provided by operating activities. Free cash flow per diluted common share was $1.08 for the first quarter of 2009 compared to $1.02 in the first quarter of 2008.
Net debt and mandatorily redeemable preferred equity membership units, as of March 31, 2009, totaled $23.1 billion compared to $12.6 billion as of December 31, 2008, due to net borrowings to fund the Company’s special cash dividend payment in March 2009.

Table 1
First Quarter Results
(Unaudited)

	Three Months Ended March 31,
	2009	2008	% Change
	(in millions)
Subscription revenues:
Video	$2,667	$2,603	2%
High-speed data	1,101	994	11%
Voice	451	366	23%

Total Subscription revenues	4,219	3,963	6%
Advertising revenues	145	197	(26%)

Total revenues	$4,364	$4,160	5%

Adjusted OIBDA	$1,507	$1,404	7%

Capital Expenditures	$769	$846	(9%)

Adjusted OIBDA less Capital Expenditures	$738	$558	32%

Operating Income before Depreciation and Amortization	$1,464	$1,402	4%

Operating Income	$716	$636	13%

SUBSCRIBER UPDATE
For definitions of certain terms, please refer to Table 2 below, which presents select subscriber and penetration data.
Highlights
Customer relationships were 14.7 million as of March 31, 2009. Primary service units (“PSUs”), which represent the total of all video, high-speed data and voice subscribers, reached 26.0 million with net additions of 435,000 during the first quarter of 2009. Revenue generating units (“RGUs”) totaled 34.8 million — reflecting net additions of 556,000 during the first quarter of 2009. Triple Play subscribers exceeded 3.2 million (or 22% of total customer relationships), benefiting from 146,000 net additions during the first quarter of 2009. Over 55% of customers received bundled services as of March 31, 2009.

Table 2
Selected Subscriber and Penetration Data

		Net
		Additions
	12/31/08	(Declines)(a)	3/31/09
		(in thousands)
Subscriber Data:
Video subscribers(b)	13,069	36	13,105
Residential high-speed data subscribers(c)(d)	8,444	225	8,669
Commercial high-speed data subscribers(c)(d)	283	—	283
Residential Digital Phone subscribers(d)(e)	3,747	166	3,913
Commercial Digital Phone subscribers(d)(e)	30	8	38

Primary service units(f)	25,573	435	26,008
Digital video subscribers(g)	8,627	121	8,748

Revenue generating units(h)	34,200	556	34,756

Single play subscribers(i)	6,689	(125)	6,564
Double play subscribers(j)	4,794	60	4,854
Triple play subscribers(k)	3,099	146	3,245

Customer relationships(l)	14,582	81	14,663

	12/31/08	3/31/09
Penetration Data:
Video(m)	48.8%	48.7%
High-speed data(n)	32.8%	33.5%
Digital Phone(o)	14.6%	15.1%
Digital video(p)	66.0%	66.8%
Double play(q)	32.9%	33.1%
Triple play(r)	21.2%	22.1%
Bundled(s)	54.1%	55.2%
Customer relationships(t)	54.5%	54.5%

(a)	Net additions (declines) reflect subscriber activity for each period other than subscriber changes resulting from acquisitions, dispositions or exchanges during any given quarter of cable systems that, in the aggregate, served more than 5,000 video subscribers.

(b)	Video subscriber numbers reflect billable subscribers who receive at least basic video service.

(c)	High-speed data subscriber numbers reflect billable subscribers who receive Road RunnerTM high-speed data service or any of the other high-speed data services offered by the Company.

(d)	The determination of whether a high-speed data or Digital Phone subscriber is categorized as commercial or residential is generally based upon the type of service provided to that subscriber. For example, if the Company provides a commercial service, the subscriber is classified as commercial.

(e)	Digital Phone subscriber numbers reflect billable subscribers who receive an IP-based telephony service.

(f)	Primary service unit numbers represent the total of all video, high-speed data and voice subscribers.

(g)	Digital video subscriber numbers reflect billable video subscribers who receive any level of video service at their dwelling or commercial establishment via digital transmissions (including the digital guide tier, the digital basic tier, digital sports tiers, digital movie tiers, etc.).

(h)	Revenue generating unit numbers represent the total of all video, digital video, high-speed data and voice subscribers.

(i)	Single play subscriber numbers reflect customers who subscribe to one of the Company’s primary services.

(j)	Double play subscriber numbers reflect customers who subscribe to two of the Company’s primary services.

(k)	Triple play subscriber numbers reflect customers who subscribe to all three of the Company’s primary services.

(l)	Customer relationships represent the number of subscribers who receive at least one level of service, encompassing video, high-speed data and voice services, without regard to the number of services purchased. For example, a subscriber who purchases only high-speed data service and no video service will count as one customer relationship, and a subscriber who purchases both video and high-speed data services will also count as only one customer relationship.

(m)	Video penetration represents video subscribers as a percentage of the estimated number of video service-ready single residence homes, apartment and condominium units and commercial establishments passed by the Company’s cable systems without further extending the transmission lines.

(n)	High-speed data penetration represents total residential and commercial high-speed data subscribers as a percentage of the estimated number of high-speed data service-ready single residence homes, apartment and condominium units and commercial establishments passed by the Company’s cable systems without further extending the transmission lines.

(o)	Digital Phone penetration represents total residential and commercial Digital Phone subscribers as a percentage of the estimated number of Digital Phone service-ready single residence homes, apartment and condominium units and commercial establishments passed by the Company’s cable systems without further extending the transmission lines.

(p)	Digital video penetration represents digital video subscribers as a percentage of video subscribers.

(q)	Double play penetration represents double play subscribers as a percentage of customer relationships.

(r)	Triple play penetration represents triple play subscribers as a percentage of customer relationships.

(s)	Bundled penetration represents total double play and triple play subscribers as a percentage of customer relationships.

(t)	Customer relationships penetration represents customer relationships as a percentage of the estimated number of video service-ready single residence homes, apartment and condominium units and commercial establishments passed by the Company’s cable systems without further extending the transmission lines.

Use of Operating Income (Loss) before Depreciation and Amortization, Adjusted OIBDA and Free Cash Flow
Operating Income (Loss) before Depreciation and Amortization is a financial measure not calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company defines Operating Income (Loss) before Depreciation and Amortization as Operating Income (Loss) before depreciation of tangible assets and amortization of intangible assets. The Company also evaluates the performance of its business using Operating Income (Loss) before Depreciation and Amortization excluding the impact of noncash impairments of goodwill, intangible and fixed assets, as well as gains and losses on asset sales, merger-related and restructuring costs and costs associated with equity awards granted to offset the reduction in value as a result of the Company’s separation from Time Warner Inc. (“Time Warner”) of Time Warner equity awards held by TWC employees (“Separation-related “make-up” equity award costs”) (referred to herein as “Adjusted OIBDA”). Management utilizes Operating Income (Loss) before Depreciation and Amortization and Adjusted OIBDA, among other measures, in evaluating the performance of the Company’s business because they eliminate the uneven effect across its business of considerable amounts of depreciation of tangible assets and amortization of intangible assets recognized in business combinations. Additionally, management utilizes Operating Income (Loss) before Depreciation and Amortization and Adjusted OIBDA because it believes these measures provide valuable insight into the underlying performance of the Company’s individual cable systems by removing the effects of items that are not within the control of local personnel charged with managing these systems such as net income (loss) attributable to noncontrolling interests, income tax benefit (provision), other income (expense), net, and interest expense, net. Similarly, management uses Adjusted OIBDA less Capital Expenditures to evaluate the performance of its business because it reflects management’s capital spending decisions. In this regard, Operating Income (Loss) before Depreciation and Amortization, Adjusted OIBDA and Adjusted OIBDA less Capital Expenditures are significant components of measures used in the Company’s annual incentive compensation programs.
A limitation of Operating Income (Loss) before Depreciation and Amortization and Adjusted OIBDA, however, is that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s business. Moreover, Adjusted OIBDA does not reflect gains and losses on asset sales, any impairment charge related to goodwill, intangible assets and fixed assets, merger-related and restructuring costs or Separation-related “make-up” equity award costs. To compensate for this limitation, management evaluates the investments in such tangible and intangible assets through other financial measures, such as capital expenditure budget variances, investment spending levels and return on capital analyses. Another limitation of these measures is that they do not reflect the significant costs borne by the Company for income taxes, debt servicing costs, the share of Operating Income (Loss) before Depreciation and Amortization and Adjusted OIBDA related to noncontrolling interests, the results of the Company’s equity investments or other non-operational income or expense. Management compensates for this limitation through other financial measures such as a review of net income (loss) attributable to TWC and net income (loss) attributable to TWC per common share.
Free Cash Flow is a non-GAAP financial measure. The Company defines Free Cash Flow as cash provided by operating activities (as defined under GAAP) plus excess tax benefits from the exercise of stock options, less cash provided by (used by) discontinued operations, capital expenditures, cash paid for other intangible assets, partnership distributions and principal payments on capital leases. Management uses Free Cash Flow to evaluate the Company’s business. The Company believes this measure is an important indicator of its liquidity, including its ability to reduce net debt and make strategic investments, because it reflects the Company’s operating cash flow after considering the significant capital expenditures required to operate its business. A limitation of this measure, however, is that it does not reflect payments made in connection with investments and acquisitions, which reduce liquidity. To compensate for this limitation, management evaluates such expenditures through other financial measures such as return on investment analyses.
Operating Income (Loss) before Depreciation and Amortization, Adjusted OIBDA, Adjusted OIBDA less Capital Expenditures and Free Cash Flow should be considered in addition to, not as a substitute for, the Company’s Operating Income (Loss), net income (loss) attributable to TWC and various cash flow measures (e.g., cash provided by operating activities), as well as other measures of financial performance and liquidity reported in accordance with GAAP, and may not be comparable to similarly titled measures used by other companies.
About Time Warner Cable
Time Warner Cable is the second-largest cable operator in the U.S., with technologically advanced, well-clustered systems located in five geographic areas — New York State (including New York City), the Carolinas, Ohio, southern California (including Los Angeles) and Texas. Time Warner Cable serves more than 14 million customers who subscribe to one or more of its video, high-speed data and voice services. Time Warner Cable Business Class offers a suite of phone, Internet, Ethernet and cable television services to businesses of all sizes. Time Warner Cable Media Sales, the advertising arm of Time Warner Cable, offers national, regional and local companies innovative advertising solutions that are targeted and affordable. More information about the services of Time Warner Cable is available at www.timewarnercable.com, www.twcbc.com and www.twcmediasales.com.
Information on Conference Call
Time Warner Cable’s earnings conference call can be heard live at 8:30 am ET on Wednesday, April 29, 2009. To listen to the call, visit www.timewarnercable.com/investors.
Caution Concerning Forward-Looking Statements
This document includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs, and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological, strategic and/or regulatory factors, and other factors affecting the operations of Time Warner Cable Inc. More detailed information about these factors may be found in filings by Time Warner Cable Inc. with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Time Warner Cable is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.
Contacts:

Corporate Communications	Investor Relations
Alex Dudley (212) 364-8229	Tom Robey (212) 364-8218
Justin Venech (212) 364-8242	Laraine Mancini (212) 364-8202
# # #

TIME WARNER CABLE INC.
CONSOLIDATED BALANCE SHEET
(Unaudited)

	March 31,	December 31,
	2009	2008
		(recast)
	(in millions)
ASSETS
Current assets:
Cash and equivalents	$396	$5,449
Receivables, less allowances of $96 million and $90 million as of March 31, 2009 and December 31, 2008, respectively	526	692
Receivables from affiliated parties	—	161
Deferred income tax assets	141	156
Prepaid expenses and other current assets	279	201

Total current assets	1,342	6,659
Investments	917	895
Property, plant and equipment, net	13,461	13,537
Intangible assets subject to amortization, net	444	493
Intangible assets not subject to amortization	24,091	24,094
Goodwill	2,103	2,101
Other assets	166	110

Total assets	$42,524	$47,889

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$357	$546
Deferred revenue and subscriber-related liabilities	167	156
Payables to affiliated parties	56	209
Accrued programming expense	678	530
Other current liabilities	1,317	1,432

Total current liabilities	2,575	2,873
Long-term debt	23,158	17,727
Mandatorily redeemable preferred equity membership units issued by a subsidiary	300	300
Deferred income tax liabilities, net	8,334	8,193
Other liabilities	572	522
TWC shareholders’ equity:
Class A common stock, $0.01 par value, 0 shares and 300.7 million shares issued and outstanding as of March 31, 2009 and December 31, 2008, respectively	—	3
Class B common stock, $0.01 par value, 0 shares and 25.0 million shares issued and outstanding as of March 31, 2009 and December 31, 2008, respectively	—	—
Common stock, $0.01 par value, 352.3 million shares and 0 shares issued and outstanding as of March 31, 2009 and December 31, 2008, respectively	4	—
Paid-in capital	9,753	19,514
Accumulated other comprehensive loss, net	(457)	(467)
Accumulated deficit	(1,719)	(1,886)

Total TWC shareholders’ equity	7,581	17,164
Noncontrolling interests	4	1,110

Total equity	7,585	18,274

Total liabilities and equity	$42,524	$47,889

See accompanying note.

TIME WARNER CABLE INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31,
	2009	2008
		(recast)
	(in millions, except per share data)
Revenues:
Subscription:
Video	$2,667	$2,603
High-speed data	1,101	994
Voice	451	366

Total Subscription	4,219	3,963
Advertising	145	197

Total revenues	4,364	4,160
Costs and expenses:
Costs of revenues(a)	2,127	2,007
Selling, general and administrative(a)	730	749
Depreciation	691	701
Amortization	57	65
Restructuring costs	43	2

Total costs and expenses	3,648	3,524

Operating Income	716	636
Interest expense, net	(290)	(199)
Other income (expense), net	(51)	11

Income before income taxes	375	448
Income tax provision	(191)	(182)

Net income	184	266
Less: Net income attributable to noncontrolling interests	(20)	(24)

Net income attributable to TWC	$164	$242

Net income attributable to TWC per common share:
Basic	$0.48	$0.74

Diluted	$0.48	$0.74

Average common shares outstanding:
Basic	339.0	325.6

Diluted	339.6	325.8

Special cash dividend declared and paid per share of common stock	$30.81	$—

(a)	Costs of revenues and selling, general and administrative expenses exclude depreciation.
See accompanying note.

TIME WARNER CABLE INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

	Three Months Ended
	March 31,
	2009	2008
		(recast)
	(in millions)
OPERATING ACTIVITIES
Net income	$184	$266
Adjustments for noncash and nonoperating items:
Depreciation and amortization	748	766
Pretax gain on asset sales	—	(9)
Loss from equity investments, net of cash distributions	17	—
Deferred income taxes	145	147
Equity-based compensation	35	34
Changes in operating assets and liabilities, net of acquisitions:
Receivables	173	104
Accounts payable and other liabilities	(112)	(66)
Other changes	(49)	(56)

Cash provided by operating activities	1,141	1,186

INVESTING ACTIVITIES
Investments and acquisitions, net of cash acquired and distributions received	9	(5)
Capital expenditures	(769)	(846)
Proceeds from asset sales	1	10

Cash used by investing activities	(759)	(841)

FINANCING ACTIVITIES
Borrowings (repayments), net(a)	—	166
Borrowings(b)	8,614	141
Repayments(b)	(3,182)	(655)
Debt issuance costs	(11)	—
Payment of special cash dividend	(10,856)	—
Other financing activities	—	(3)

Cash used by financing activities	(5,435)	(351)

Decrease in cash and equivalents	(5,053)	(6)
Cash and equivalents at beginning of period	5,449	232

Cash and equivalents at end of period	$396	$226

(a)	Borrowings (repayments), net, reflects borrowings under TWC’s commercial paper program with original maturities of three months or less, net of repayments of such borrowings.

(b)	Amounts represent borrowings and repayments related to debt instruments with original maturities greater than three months.
See accompanying note.

TIME WARNER CABLE INC.
RECONCILIATION OF NON-GAAP AND OTHER FINANCIAL MEASURES
(Unaudited)
Reconciliation of Operating Income to
Adjusted Operating Income before Depreciation and Amortization less Capital Expenditures

	Three Months Ended
	March 31,
	2009	2008
	(in millions)
Operating Income	$716	$636
Depreciation	691	701
Amortization	57	65

Operating Income before Depreciation and Amortization	1,464	1,402
Restructuring costs	43	2

Adjusted Operating Income before Depreciation and Amortization	1,507	1,404
Less: Capital Expenditures	(769)	(846)

Adjusted Operating Income before Depreciation and Amortization less Capital Expenditures	$738	$558

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended
	March 31,
	2009	2008
	(in millions)
Cash provided by operating activities	$1,141	$1,186
Less:
Capital expenditures	(769)	(846)
Cash paid for other intangible assets	(5)	(8)
Partnership tax distributions, stock option distributions and principal payments on capital leases	—	(1)

Free Cash Flow	$367	$331

Reconciliation of Net Debt

	March 31,	December 31,
	2009	2008
	(in millions)
Long-term debt	$23,158	$17,727
Debt due within one year	—	1

Total debt	23,158	17,728
Less: Cash and equivalents	(396)	(5,449)

Net debt(a)	22,762	12,279
Mandatorily redeemable preferred membership units issued by a subsidiary	300	300

Net debt and mandatorily redeemable preferred membership units issued by a subsidiary	$23,062	$12,579

(a)	Net debt is defined as total debt less cash and equivalents.

TIME WARNER CABLE INC.
NOTE TO FINANCIAL INFORMATION
(Unaudited)
1. CHANGES IN BASIS OF PRESENTATION
     Effective January 1, 2009, Time Warner Cable Inc. (the “Company” or “TWC”) adopted Financial Accounting Standards Board Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51 (“FAS 160”). As provided for in FAS 160, the Company has recast the presentation of noncontrolling interests in the prior year financial statements so that they are comparable to those of 2009.
     On March 12, 2009, the Company implemented a reverse stock split of all outstanding and treasury shares of TWC Common Stock at a 1-for-3 ratio. The Company has recast the presentation of share and per share data in the prior year financial statements to reflect the reverse stock split.
     Certain other reclassifications have been made to the prior year financial information to conform to the March 31, 2009 presentation.
     During the first quarter of 2009, the Company revised its definition of Adjusted Operating Income before Depreciation and Amortization to exclude restructuring costs in addition to the previously excluded items. Additionally, the Company revised its definition of Free Cash Flow to deduct cash paid for other intangible assets. These revised definitions have been applied for all periods presented.